Exhibit 32.1

Certification Pursuant to Rule 13a-14(b) of the
Securities Exchange Act of 1934 and 18 U.S.C. Section 1350

In connection with the Annual Report of BBQ Holdings, Inc. (the “Registrant”) on Form 10-K for the annual period ended December 29, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffery Crivello, Chief Executive Officer and Director of the Registrant, certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 27, 2020	By:	/s/ Jeffery Crivello
Jeffery Crivello
Chief Executive Officer